Exhibit 99.1



Contact: Anne-Marie Sheehan
         United Road Services Investor Relations
         518-446-0140

                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------

                     UNITED ROAD SERVICES, INC. TO BRING IN
                           NEW CHIEF EXECUTIVE OFFICER

            -- SEARCH TO COMMENCE FOR PROFESSIONAL TO LEAD GROWTH --

ALBANY, NEW YORK, JUNE 22, 1999 -- United Road Services, Inc. (NASDAQ: URSI) today announced that its Board of Directors is commencing a search to recruit a chief executive officer with the skills and experience to lead the Company, which has grown rapidly over the past year and a half in terms of both size and scope of services, into its next stage of development. Donald F. Moorehead, Jr., an independent director, has been named by the Board as Chairman, succeeding Edward T. Sheehan, who will no longer serve as Chairman and Chief Executive Officer. Allan D. Pass, Ph.D., will continue as President and Chief Operating Officer, and Donald Marr will continue as Chief Financial Officer. Mr. Sheehan will continue to be a member of the Board.

Mr. Moorehead, who has been a director of the Company since May 1998, is Chairman and Chief Executive Officer of EarthCare Company, a waste water management company. From 1990 through 1994, he served as Chairman and Chief Executive Officer of USA Waste Services, Inc.

Mr. Moorehead stated, "United Road Services, Inc. has changed dramatically as a company and an organization. Over the past 16 months the Company has completed an initial public offering, made numerous acquisitions and built its acquired revenue base to approximately $270 million. We are a company that now has important size, and with our businesses and market scope, strong long-term potential. We are grateful for the energies that Ed Sheehan has devoted to bringing United Road Services to this stage, and we look forward to his continued contributions to the Company as a member of the Board.

"With respect to the present financial performance of United Road Services, for the second quarter which will end June 30, 1999, the Company anticipates that its diluted earnings per share will be between 5 and 8 cents. The lower-than-expected results relate primarily to performance difficulties in the towing line portions of our businesses, particularly in the East Coast segment of this business line.

"These difficulties, as we have previously stated, involve costs associated with scrap steel under one contract and the effects of the recent mild weather. However, we remain comfortable with the fundamentals of our business.


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"The Board's priority is to build the long-term value of United Road Services to the benefit of the Company's shareholders, employees and customers. As the leader in our industry, we expect to recruit a chief executive officer who is of the highest caliber and who will build, manage and lead this Company into its next stage of development," Mr. Moorehead said.

United Road Services, Inc., headquartered in Albany, New York, is a leading provider of national transport and regional towing and recovery serves. The Company currently operates a network of 66 transport, towing and recovery locations throughout the United States. The Company's comprehensive range of services includes transporting new and used vehicles and heavy equipment, towing, impounding and storing motor vehicles and conducting lien sales and auctions of abandons vehicles. The Company's customer base includes national automobile leasing and insurance companies, new car manufacturers, automobile dealers, governmental agencies, automobile auction companies and individual motorists. More information regarding United Road Services may be obtained from the Company's website at http:/www.unitedroad.com.

This release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Act of 1995. These statements are subject certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Readers should not place undue reliance once on forward-looking statements, which reflect management's view only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances. Readers should carefully review the risk factors described in documents the Company files from time to time with the Securities and Exchange Commission.

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